                                                                     EXHIBIT 1.2

THESE SECURITIES MAY NOT BE PUBLICLY OFFERED OR SOLD UNLESS AT THE TIME OF SUCH OFFER OR SALE, THE PERSON MAKING SUCH OFFER OR SALE DELIVERS A PROSPECTUS MEETING THE REQUIREMENTS OF SECTION 10 OF THE SECURITIES ACT OF 1933, AS AMENDED, FORMING A PART OF A REGISTRATION STATEMENT, OR POST-EFFECTIVE AMENDMENT THERETO, WHICH IS EFFECTIVE UNDER SAID ACT, OR UNLESS IN THE OPINION OF COUNSEL TO THE CORPORATION, SUCH OFFER AND SALE IS EXEMPT FROM THE APPLICABLE PROVISIONS OF SECTION 5 OF SAID ACT.

                                    WARRANT

                              For the Purchase of
           _____ Share(s) of Common Stock, Par Value $.001 Per Share
                                      and
               _____ Redeemable Common Stock Purchase Warrant(s)
                                       of
                        KARTS INTERNATIONAL INCORPORATED

                       Incorporated Under the Laws of the
                                State of Nevada

                   Void After 5 P.M. New York, New York, time
                           on _____________, ________

No. ______________                              Warrant to Purchase _____ Shares

         THIS IS TO CERTIFY, that, for value received, J.P. Turner & Company, L.L.C., a Georgia limited liability company (the "Underwriter"), or registered assigns, is entitled, subject to the terms and conditions hereinafter set forth on or after ________, 1997, and at any time prior to 5 P.M., New York, New York, time on ___________, ______, but not thereafter, to purchase _____ shares of Common Stock, par value $.001 per share ("Common Stock"), and ______ Warrants to purchase ____ share(s) of Common Stock each (the "Warrants"), of KARTS INTERNATIONAL INCORPORATED, a Nevada corporation (the "Corporation"), from the Corporation upon payment to the Corporation of $_____ per share of Common Stock and $_____ per Warrant (the "Purchase Price"), if and to the extent this Warrant is exercised, in whole or in part, during the period this Warrant remains in force, subject in all cases to adjustment as provided in
Article II hereof, and to receive certificates representing the Common Stock and Warrants so purchased, upon presentation and surrender to the Corporation of this Warrant, with the form of subscription attached hereto duly executed, and accompanied by payment of the Purchase Price of each Share purchased as provided herein; provided, however, that the exercise price of each Warrant shall be $______ per share of Common Stock purchasable upon exercise of a Warrant, subject to adjustment, but shall contain all other terms and conditions of a warrant. This Warrant may not be transferred prior to ________________, ______.

                        ARTICLE I - TERMS OF THE WARRANT

         Section 1.01 Subject to the provisions of Sections 1.05 and 3.01 hereof, this Warrant may be exercised at any time and from time to time after 9:00 A.M., New York, New York, time, on __________________, 199__ (the
"Exercise Commencement Date"), but no later than 5:00 P.M., New York, New York, time on ______________, 19___ (the "Expiration Time"). If _______________,
199__, is a day on which banking institutions are authorized by law to close, then the date on which this Warrant shall expire shall be the next succeeding day which shall not be such a day. If this Warrant is not exercised on or before the Expiration Time it shall become void, and all rights hereunder shall thereupon cease.

         Section 1.02 (1) The holder of this Warrant (the "Holder") may exercise this Warrant, in whole or in part, upon surrender of this Warrant with the form of subscription attached hereto duly executed, to the Corporation at its corporate office located at 109 Northpark Boulevard, Suite 210 Covington,
LA   70433 together with the full Purchase Price for the Securities to be purchased in lawful money of the United States, or by check, bank draft or postal or express money order payable in United States dollars to the order of the Corporation, and upon compliance with and subject to the conditions set forth herein.

         (2) Upon receipt of this Warrant with the form of subscription duly executed and accompanied by payment of the aggregate Purchase Price for the Securities for which this Warrant is then being exercised, together with all taxes applicable upon such exercise, the Corporation shall cause to be issued certificates for the total number of whole shares of Common Stock and Warrants for which this Warrant is being exercised in such denominations as are required for delivery to the Holder, and the Corporation shall thereupon deliver such certificates to the Holder or its nominee.

         (3) In case the Holder shall exercise this Warrant with respect to less than all of the Securities that may be purchased under this Warrant, the Corporation shall execute a new Warrant for the balance of the Shares that may be purchased upon exercise of this Warrant and deliver such new Warrant to the Holder.

         (4) The Corporation covenants and agrees that it will pay when due and payable any and all taxes that may be payable in respect of the issue of this Warrant, or the issue of any shares of Common Stock or Warrants upon the
exercise of this Warrant.   The Corporation shall not, however, be required to
pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of this Warrant or of the shares of Common Stock or Warrants in a name other than that of the Holder at the time of surrender, and until the payment of such tax the Corporation shall not be required to issue such shares of Common Stock or Warrants.

         Section 1.03 This Warrant may be split-up, combined or exchanged for another Warrant or Warrants of like tenor to purchase a like aggregate number of Securities. If the Holder desires to split-up, combine, or exchange this Warrant, he shall make such request in writing delivered to the Corporation at its corporate office and shall surrender this Warrant and any other Warrants to be so





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
split-up, combined or exchanged at such office. Upon any such surrender for a split-up, combination or exchange, the Corporation shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Corporation shall not be required to effect any split-up, combination or exchange that will result in the issuance of a Warrant entitling the Holder to purchase upon exercise a fraction of the Shares. The Corporation may require the holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants.

         Section 1.04 Prior to due presentment for registration or transfer of this Warrant, the Corporation may deem and treat the Holder, as registered on the books of the Corporation maintained for that purpose, as the absolute owner of this Warrant (notwithstanding any endorsement or notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes and the Corporation shall not be affected by any notice to the contrary.

         Section 1.05 Prior to _______, 199__, this Warrant may not be sold, hypothecated, exercised, assigned, or transferred, except to any member of the National Association of Securities Dealers, Inc. participating in the offering contemplated in Section 3.01 hereof and to individuals who are the bona fide officers or partners of the Underwriter or such members, or any successor to their respective businesses or pursuant to the laws of descent and distribution, and thereafter and until its expiration shall be assignable and transferable in accordance with and subject to the provisions of the Securities Act of 1933, as amended (the "Act"), if this Warrant is exercised immediately upon assignment or transfer. If this Warrant is not exercised immediately upon assignment or transfer, this Warrant shall lapse.

         Section 1.06 Any assignment permitted hereunder shall be made by surrender of this Warrant to the Corporation at its principal office with the Form of assignment attached hereto duly executed and funds sufficient to pay any transfer tax. In such event, the Corporation shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation thereof at the corporate office of the Corporation together with a written notice signed by the Holder, specifying the names and denominations in which such new Warrants are to be issued.

         Section 1.07 Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Corporation. If, however, at any time prior to the expiration of this Warrant and prior to its exercise, any of the following shall occur:

                 a. the Corporation shall declare any dividend payable in stock to the holders of its Common Stock or make any other distribution in property other than cash to the holders of its Common Stock; or





                                      -3-
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                 b.       the Corporation shall offer to the holders of its
Common Stock rights to subscribe for or purchase any shares of any class of stock or any other purchase any shares of any class of stock or any other rights or options or securities exchangeable for or convertible into shares of any class of stock; or

                 c. the Corporation shall effect any reclassification of its Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock) or any capital reorganization, or any consolidation or merger (other than a merger in which no distribution of securities or other property is made to holders of Common Stock), or any sale, transfer or other disposition of its property, assets and business substantially as an entirety, or the liquidation, dissolution or winding up of the Corporation; or

                 d. the Corporation shall issue any shares of Common Stock in exchange for shares of preferred stock or indebtedness of the Corporation, other than upon conversion of such shares of preferred stock or indebtedness; then, in each such case, the Corporation shall cause notice of such proposed action to be mailed to the Holder. Such notice shall specify (i) the date on which the books of the Corporation shall close, or a record be taken, for determining holders of Common Stock entitled to receive such stock dividend or other distribution or such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution, winding up or exchange shall take place or commence, as the case may be, (ii) the date as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action, if any such date has been fixed (on such date in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the right to exercise this Warrant shall terminate), and (iii) such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Purchase Price and the kind and amount of the Commons Stock and other securities and property deliverable upon exercise of this Warrant. Such notice shall be mailed in the case of any action covered by Subsection 1.07(a) and 1.07(b) above, at least ten (10) days prior to the record date of determining holders of the Common Stock for purposes of receiving such payment or offer, and in the case of any action covered by Subsection 1.07(c) or 1.07(d) above, at least ten (10) days prior to the earlier of the date upon which such action is to take place or any record date to determine holders of Common Stock entitled to receive such securities or other property.

         Without limiting the obligation of the Corporation to provide notice to the Holder of actions hereunder, it is agreed that failure of the Corporation to give notice shall not invalidate such action of the Corporation.

         Section 1.08 If this Warrant is lost, stolen, mutilated or destroyed, the Corporation shall, on such reasonable terms as to indemnity or otherwise as it may impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant, which shall thereupon become void. Any such new Warrant shall constitute an independent contractual obligation of the Corporation, whether or not the Warrant so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.





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         Section 1.09     (1)     The Corporation covenants and agrees that at
all times it shall reserve and kept available for the exercise of this Warrant such number of authorized shares of Common Stock and Warrants (and shares of Common Stock underlying such Warrants) as are sufficient to permit the exercise in full of this Warrant.

         (2) Prior to this issuance of any shares of Common Stock upon exercise of this Warrant or the Warrants, the Corporation shall secure the listing of such shares upon any securities exchange upon which the shares of the Corporation's Common Stock may at the time be listed for trading, if any.

         (3) The Corporation covenants that all shares of Common Stock when issued upon the exercise of this Warrant or the Warrants will be validly issued, fully paid, nonassessable and free of preemptive rights.

                   ARTICLE II -- ADJUSTMENT OF PURCHASE PRICE
                      AND NUMBER OF SHARES OF COMMON STOCK
                           PURCHASABLE UPON EXERCISE

         Section 2.01 Subject to the provisions of this Article II, the Purchase Price in effect from time to time shall be subject to adjustment as follows:

         (a) In the case the Corporation shall (i) declare a dividend or make a distribution on the outstanding shares of its Common Stock in shares of its Common Stock, (ii) subdivide the outstanding shares of its Common Stock into a greater number of shares, (iii) combine the outstanding shares of its Common Stock into a smaller number of shares, (iv) issue any shares of its Common Stock shares, (iv) issue any shares of its Common Stock by reclassification of the Common Stock, then in each case the Purchase Price in effect immediately after the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately before such dividend, distribution, subdivision, combination or reclassification, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, subdivision, combination or reclassification. Any shares of Common Stock of the Corporation issuable in payment of a dividend shall be deemed to have been issued immediately prior to the record date for such dividend.

         (b) All calculations under this Section 2.01 shall be made to the nearest whole cent.

         Section 2.02 No adjustment in the Purchase Price in accordance with the provisions of Subsection 2.01(a) hereof need be made if such adjustment would amount to a change of less than 1% in such Purchase Price; provided that the amount by which any adjustment is not





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made by reason of the provisions of this Section 2.02 shall be carried forward and taken into account at the time of any subsequent adjustment in the Purchase Price.

         Section 2.03 Upon each adjustment of the Purchase Price pursuant to Subsection 2.01(a) each Warrant shall thereupon evidence the right to purchase Shares comprised of the same number of Warrants and that number of shares of Common Stock (calculated to the nearest whole share) obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment and dividing the product so obtained by the Purchase Price in effect immediately after such adjustment.

         Section 2.04 In case of any capital reorganization, other than in the cases referred to in Section 2.01 hereof, or the consolidation or merger of the Corporation with or into another corporation (other than a merger or consolidation in which the Corporation is the merger or consolidation in which the Corporation is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of the outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale of the property of the Corporation as an entirety or substantially as an entirety, or the conversion, however effected, of the Corporation into another form of entity (collectively such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant (as to the shares of Common Stock subject thereto and in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock that would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Corporation, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Warrant holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants. The Corporation shall not effect any such Reorganization, unless upon or prior to the consummation thereof the successor entity, or if the Corporation shall be the surviving entity in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash or other property as the Holder shall be entitled to purchase in accordance with the foregoing provisions. In the event of a sale or conveyance or other transfer of all or substantially all of the assets of the Corporation as a part of a plan for liquidation of the Corporation, all rights to exercise any Warrant shall terminate on the date such sale or conveyance or other transfer is to be consummated.

         Section 2.05 The Corporation may select a firm of independent certified public accountants acceptable to the Holder hereof, which selection may be changed from time to





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
time, to verify the computations made in accordance with this Article II. The certificate, report or other written statement of any such firm shall be conclusive evidence of the correctness of any computation made under this
Article II.

         Section 2.06     Irrespective of any adjustments pursuant to this
Article II, Warrants theretofore or thereafter issued need not be amended or replaced, but certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments.

         Section 2.07 The Corporation shall not be required upon the exercise of any Warrant to issue fractional shares of Common Stock that may result from adjustments in accordance with this Article II to the Purchase Price or number of shares of Common Stock purchasable under each Warrant. If more than one Warrant is exercised at one time by the same Holder, the number of full shares of Common Stock and Warrants that shall be deliverable shall be computed based on the number of shares of Common Stock and Warrants deliverable in exchange for the aggregate number of Warrants exercised. With respect to any final fraction of a share called for upon the exercise of any Warrant or Warrants, the Corporation shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the market value of a share of Common Stock on the business day next preceding the date of such exercise. The Holder, by his acceptance of the Warrant, shall expressly waive any right to receive any fractional share of Common Stock upon exercise of the Warrants. For the purposes of this Section 2.07, the market price per share of Common Stock at any date shall mean the last reported sale price regular way or, in case no such reported sale takes place on such date, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed if that is the principal market for the Common Stock or if not listed or admitted to trading on any national securities exchange or if such national security exchange is not the principal market for the Common Stock, the closing bid price (or closing sales price, if reported) as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or its successor, if any. If the price of the Common Stock is not so reported, then such market price shall mean the last known price paid per share by a purchaser of such stock in an arms' length transaction. All calculations under this
Section 2.07 shall be made to the nearest 1/100th of a share.

         Section 2.08 In no event shall the Purchase Price be adjusted below the par value per share of the Common Stock.

                                  ARTICLE III

                 REGISTRATION UNDER THE SECURITIES ACT OF 1933

         Section 3.01 The sale of this Warrant and the shares of Common Stock and the Warrants issuable upon exercise of this Warrant have been registered under the Act on Form SB-2, SEC File No. 333-24145 (the "Registration Statement").





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         Upon exercise, in part or in whole, of this Warrant, the certificates representing in the Warrants shall bear the legend specified thereby and the certificates representing the shares of Common Stock upon such exercise and the shares issuable upon exercise of the Warrants shall bear the following legend:

         "The shares represented by this certificate have been registered under the Securities Act of 1933, as amended, solely for sale to the holder of a warrant to purchase, which holder may be deemed to be an underwriter of such shares within the provisions and for purposes only of the Securities Act of 1933, as amended. The issuer of these shares will agree to a transfer hereof only if (1) an amended or supplemented prospectus setting forth the terms of the offer has been filed as part of a post-effective amendment to the Registration Statement under which these shares are registered or as part of a new registration statement, if then required, and such post-effective amendment or new registration statement has become effective under the Securities Act of 1933, as amended, or (2) counsel to the issuer is satisfied that no such post-effective amendment or new registration statement is required."

         The Corporation agrees that it shall be satisfied that no post-effective amendment or new registration statement is required for the public sale of the shares of Common Stock if it shall be presented with a letter from the Staff of the Securities and Exchange Commission (the "Commission") stating in effect that, based upon stated facts that the Corporation shall have no reason to believe are not true in any material respect, the Staff of the Commission will not recommend any action to the Commission if such shares are offered and sold without delivery of a prospectus, and that, therefore, no post-effective amendment to the Registration Statement under which the sale of such shares is registered or new registration statement is required to be filed.

         Section 3.02 The Corporation agrees and undertakes that, upon written request of the then holder(s) of not less than 50% of the total Warrants that were originally issued to the Underwriter, made at any time within the period commencing one year after ________________, 19___, and ending five (5) years after the effective date of the Registration Statement, the Corporation will file not more than once a registration statement or offering statement under the Act, registering or qualifying, as the case may be, the sale of the Common Stock underlying the Warrants and the Warrants (which are deliverable upon exercise of the Warrants). The Corporation must file a registration statement or offering statement if the Common Stock underlying the Warrants and such Warrants cannot be sold under Regulation A because of the limited exemption. The Corporation agrees to use its best efforts to cause the above filing to become effective. All expenses of such registration or qualification, including but not limited to, legal, accounting and printing fees, will be paid by the Corporation.

         In addition to the above, the Corporation understands and agrees that if at any time during the period referred to above it should file a registration statement or offering statement pursuant to the Act for a public offering of securities, the Corporation, at its own expense, will offer to the Holder the opportunity to register or qualify the offering and sale of the Shares underlying the Warrants and the Warrants (which are deliverable upon exercise of the Warrants) (limited, in the case of a Regulation A offering, to the amount of the available exemption remaining after all shares of Common Stock to be offered by the Company have been accommodated). This paragraph is not applicable to a registration statement filed with the Commission on Form S-4 or S-8, or any successor Forms, and shall apply only if at least 25% of the underlying shares of Common Stock of this Warrant and such Warrants are so presented for sale.

         Section 3.03 In connection with any registration under Section 3.02 hereof, the Corporation covenants and agrees as follows:

                       (a) The Corporation shall use its best efforts to have any post-effective amendment or new registration statement declared effective at the earliest possible time, and shall furnish such number of prospectuses as shall reasonably be requested by the Holder selling Shares.

                       (b) The Corporation shall pay all costs, fees, and expenses in connection with all post-effective amendments or new registration statements under Section 3.02 hereof including, without limitation, the Corporation's legal and accounting fees, printing expenses, blue sky fees and expenses, except that the Corporation shall not pay any of the following costs, fees or expenses: (i) underwriting discounts and commissions allocable to the Shares, (ii) state transfer taxes, (iii) brokerage commissions and (iv) fees and expenses of counsel and accountants for the holders of the Warrants, Warrants, and/or shares of Common Stock.

                       (c) The Corporation will take all necessary action to qualify or register the securities included in a post-effective amendment or new registration statement for offering and sale under the securities or blue sky laws of such states as are requested by the holders of such securities, provided that the Corporation shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the law of any such jurisdiction.

                       (d) The Holder shall be entitled to pay the Purchase Price for the Securities and the exercise price of the underlying Warrants purchasable upon the exercise of this Warrant out of the proceeds of any sale of the securities purchasable upon their exercise, provided such exercise and sale occur simultaneously.

         Section 3.04 (a) The Corporation shall indemnify and hold harmless each person registering the sale of securities pursuant to this Article III (the "Seller") and each underwriter, within the meaning of the Act, who may purchase from or sell for any Seller any of the Shares from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any post-effective amendment or new registration statement or any supplemented prospectus under the Act included therein required to be filed or furnished by reason of Section 3.02, or caused by any omission or alleged omission to state therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Corporation by such Seller or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such Seller or underwriter within the meaning of the Act; provided, however, that the indemnity agreement by the Corporation set forth in this Section 3.04 with respect to any prospectus that shall be subsequently amended or supplemented prior to the written confirmation of the sale of any securities shall not inure to the benefit of any Seller or underwriter from whom the person asserting such securities that are the subject thereof (or to the benefit of any person controlling such Seller or underwriter), if such Seller or underwriter failed to send or give a copy of the prospectus as amended or supplemented to such person at or prior to written confirmation of the sale of such securities to such person and if such amended or supplemented prospectus did not contain any untrue statement or alleged untrue statement or omission or alleged omission giving rise to such cause, claim, damage or liability.

                       (b) Each Seller that avails itself of the procedures under Article III shall indemnify, and secure the agreement of any underwriter which the Seller employs to indemnify, the Corporation, its directors, each officer signing the related post-effective amendment or registration statement and each person, if any, who controls the Corporation within the meaning of the Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any post-effective amendment or registration statement or any prospectus required to be filed or furnished by reason of Section 3.02, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Corporation by any such Seller or underwriter expressly for use therein.

         Section 3.05 The agreements in this Article III shall continue in effect regardless of the exercise and surrender of this Warrant.

                          ARTICLE IV -- OTHER MATTERS

         Section 4.01 The Corporation will from time to time promptly pay, subject to the provisions of paragraph (4) of Section 1.02 hereof, all taxes and charges that may be imposed upon the Corporation in respect of the issuance or delivery of this Warrant or the shares of Common Stock and Warrants purchasable upon the exercise of this Warrant.





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
         Section 4.02 All the covenants and provisions of this Warrant by or for the benefit of the Corporation shall bind and inure to the benefit of it successors and assigns hereunder.

         Section 4.03 Notices or demands pursuant to this Warrant to be given or made by the Holder to or on the Corporation shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Corporation, as follows:

                 Karts International Incorporated
                 109 Northpark Boulevard, Suite 210
                 Covington, LA   70433
                 Attention:  President

Notices to the Holder provided for in this Warrant shall be deemed given or made by the Corporation if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed to the Holder at his last known address as it shall appear on the books of the Corporation.

    Section 4.04 The validity, interpretation and performance of this Warrant shall be governed by the substantive laws of the State of ____________.

    Section 4.05 Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Corporation and the Holder any right, remedy or claim under promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Warrant shall be for the sole and exclusive benefit of the Corporation and its successors and of the Holder, its successors and, if permitted, its assignees.

    Section 4.06 The headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

    IN WITNESS WHEREOF, this, Warrant has been duly executed by the Corporation under its corporate seal as of the ____ day of __________, 1997.

                                        KARTS INTERNATIONAL INCORPORATED


                                        ---------------------------------------
[CORPORATE SEAL]                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------
Attest:

------------------------------
Secretary

                        KARTS INTERNATIONAL INCORPORATED

                               Subscription Form

(To be executed by the registered holder to exercise the right to purchase Common Stock and Warrants evidenced by the foregoing warrant)

Karts International Incorporated
109 Northpark Boulevard, Suite 210
Covington, LA   70433

         The undersigned hereby irrevocably subscribes for the purchase of _____ shares of your Common Stock and ____ Warrants to purchase ___ shares of your Common Stock pursuant to and in accordance with the terms and conditions of this Warrant, and herewith makes payment, covering the purchase of such Securities. Certificates for the shares of Common Stock and the Warrants should be delivered to the undersigned at the address stated below. If such number of Securities shall not be all of the Securities purchasable hereunder, please deliver a new Warrant of like tenor for the balance of the remaining Securities purchasable hereunder to the undersigned at the address stated below.

         The undersigned agrees that: (1) the undersigned will not offer, sell, transfer or otherwise dispose of any such shares of Common Stock being purchased hereunder or the shares of Common Stock underlying the Warrants being purchased hereunder unless either (a) a registration statement, or post-effective amendment thereto, covering the sale of such shares of Common Stock has been filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and such sale, transfer or other disposition is accompanied by a prospectus meeting the requirements of
Section 10 of the Act forming a part of such registration statement, or post-effective amendment thereto, which is in effect under the Act covering the sale of the shares of Common Stock to be sold, transferred or otherwise disposed of, or (b) counsel acceptable to Karts International Incorporated and satisfactory to the undersigned has rendered an opinion acceptable to the Company in writing and addressed to the Company that such proposed offer, sale, transfer or other disposition of the shares of Common Stock is exempt from the provisions of Section 5 of the Act in view of the circumstances of such proposed offer, sale, transfer or other disposition; (2) the Company may notify the transfer agent for its Common Stock that the certificates for the Common Stock acquired by the undersigned pursuant hereto are not to be transferred unless the transfer agent receives advance from the Company that one or both of the conditions referred to in (1)(a) and (1)(b) above have been satisfied; and
(3) the Company may affix the legend set forth in Section 3.01 of this Warrant to the certificates for shares of Common Stock hereby subscribed for and purchasable upon exercise of the Warrants, if such legend is applicable.

Dated:                                     Signed:
      -----------------                           ----------------------------

Signature guaranteed:                      Address
                                                   ---------------------------
                                                   ---------------------------

                        KARTS INTERNATIONAL INCORPORATED

                                Assignment Form

(To be executed by the registered holder to effect assignment of the foregoing warrant)

FOR VALUE RECEIVED _________________________________ hereby sells, assigns and transfers unto _________________________________ the right to purchase _____
shares of Common Stock, par value $.001 per share and ____ Warrants, to purchase _____ shares of such Common Stock of the Corporation purchasable pursuant to the within Warrant, on the terms and conditions set forth therein, and does hereby irrevocably constitute and appoint____________________ and/or its transfer agent Attorney, to transfer on the books of the Corporation Warrants representing such rights, with full power of substitution.

Dated:
      ------------------

                                          Signed:
                                                 ------------------------------


Signature guaranteed:

------------------------------